UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported): October 9, 2008

interCLICK, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-141141	01-0692341
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

200 Park Avenue South Suite 908-909 New York, NY	10003
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 722-6260

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)☐

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 9, 2008, interCLICK, Inc. and its wholly-owned subsidiary Desktop Acquisition Sub, Inc. (collectively, the “Company”) entered into a Loan and Security Agreement (the “Loan Agreement”) with Silicon Valley Bank (“SVB”). Under the Loan Agreement, SVB has committed to make advances to the Company in an aggregate amount of up to $3,000,000, subject to availability against certain eligible account receivables. Any indebtedness under the Loan Agreement bears interest at the floating rate per annum based on SVB’s prime rate plus one and three-quarters of one percent (1.75%). Repayment of advances under the Loan Agreement are due and payable on the earlier of (i) the date on which payment is received of the account receivable with respect to which the advance was made (the “Financed Receivable”), (ii) the date on which the Financed Receivable is no longer eligible for an advance, (iii) the date on which an adjustment is asserted to with respect to the Financed Receivable (but only to the extent of the adjustment if the Financed Receivable remains otherwise eligible), (iv) the date on which there is a breach of any representation, warranty or covenant or (v) October 8, 2009.

The credit facility is secured by a first priority perfected security interest in substantially all of the Company’s assets, except with respect to Company’s interest in Options Media Group Holdings, Inc., a Nevada corporation. The Loan Agreement contains affirmative covenants that, among other things, require the Company to maintain a minimum amount of unrestricted cash at SVB, to record a minimum EBITDA of at least $1.00 commencing February 2009 and to deliver to SVB specified financial information, including annual, quarterly and monthly financial information. The Loan agreement also contains negative covenants that limit the Company’s ability to (or to permit any subsidiaries to), subject to certain exceptions and limitations, merge with or acquire other companies, create liens on its property, incur debt obligations, enter into transactions with affiliates, except on an arm’s length basis, dispose of property or issue dividends or make distributions. Any failure by the Company to comply with these covenants and any other obligations under the Loan Agreement could result in an event of default which could lead to acceleration of the amounts owed and other remedies.

The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Agreement attached to this Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Company’s entry into the Loan and Security Agreement provided under Item 1.01 above is hereby incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The exhibits listed in the following Exhibit Index were filed as exhibits to the Form 8-K.

Exhibit No.	Description
10.1	Loan and Security Agreement, dated as of October 9, 2008, among Silicon Valley Bank, interCLICK, Inc. and Desktop Acquisition Sub, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 15, 2008

interCLICK, Inc.

By:	/s/ Michael Mathews
Michael Mathews
Chief Executive Officer

Index to Exhibits

Exhibit No.	Description
10.1	Loan and Security Agreement, dated as of October 9, 2008, among Silicon Valley Bank, interCLICK, Inc. and Desktop Acquisition Sub, Inc.